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                                                                     Exhibit 8.1

McDERMOTT, WILL & EMERY

                             600 13th Street, N.W.
                          Washington, D.C. 20005-3096
                                  202-756-8087


                                                      August 9, 2001

Chevron Corporation
575 Market Street, 26th Floor
San Francisco, CA  94105

Ladies and Gentlemen:

        We are acting as special tax counsel to Chevron Corporation, a Delaware corporation ("Parent"), in connection with the transaction contemplated by the Agreement and Plan of Merger dated as of October 15, 2000, as amended by Amendment No. 1 thereto dated as of March 30, 2001 (the "Merger Agreement"), by and among Parent, Texaco Inc., a Delaware corporation ("Company"), and Keepep Inc., a Delaware corporation and directly-owned subsidiary of Parent ("Merger Subsidiary").

        In this capacity, we have participated in the preparation and filing of a registration statement on Form S-4 pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Registration Statement"), including the Joint Proxy Statement/Prospectus of Parent and Company (the "Proxy Statement"). We have examined the Merger Agreement, the Proxy Statement, as amended through the date hereof, the representation letters of Parent and Company, both dated August 9, 2001, which have been delivered to us for purposes of this opinion (the "Officers' Certificates"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed with your consent that
(i) the merger of Merger Subsidiary with and into Company (the "Merger") will be consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated in the Proxy Statement, as amended through the date hereof, and none of the terms or conditions contained therein have been or will be modified in any respect relevant to this opinion, (ii) the statements concerning the Merger set forth in the Proxy Statement, as amended through the date hereof, and the other documents referred to herein are and, as of the effective time of the Merger, will be, true, accurate, and complete, (iii) the representations and other statements set forth in each of the Officers' Certificates are and, as of the effective time of the Merger, will be, true, accurate, and complete, (iv) any representation or other statement in the Officers' Certificates or the other documents referred to herein made "to the best of the knowledge" or similarly qualified is and, at the effective time of the Merger, will be, in each case, correct without such qualification, (v) no actions have been (or will be) taken that are inconsistent with any representation or other statement contained in the Officers' Certificates, and (vi) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be, by the effective time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. Other than obtaining the representations set forth in the Officers' Certificates, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any

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Chevron Corporation
August 9, 2001
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matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations or other information on which we have relied in rendering our opinion is incorrect.

        Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that the Merger will qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for U.S. federal income tax purposes, it is our opinion that:

                (i) holders of shares of Parent stock will not recognize any gain or loss as a result of the Merger;

                (ii) holders of shares of Company stock will (1) not recognize any gain or loss as a result of the exchange of their shares of Company stock for shares of Parent common stock in the Merger, except with respect to cash received from the sale of fractional shares of Parent common stock, (2) have a tax basis in the Parent common stock received in the Merger equal to the tax basis of the Company stock surrendered in the Merger less any tax basis of the Company stock surrendered that is allocable to fractional shares of Parent common stock for which cash is received, and (3) have a holding period with respect to the Parent common stock received in the Merger that includes the holding period of the Company stock surrendered in the Merger, if the holder of Company stock held such stock as a capital asset within the meaning of Section 1221 of the Code;

                (iii) to the extent that a holder of shares of Company stock receives cash from the sale of a fractional share of Parent common stock, the holder will be required to recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder's shares of Company stock allocable to the fractional share of Parent common stock, which gain or loss will be capital gain or loss if the holder of Company stock held such stock as a capital asset within the meaning of Section 1221 of the Code and will be long-term capital gain or loss if the Company stock exchanged for the fractional share of Parent common stock was held continuously for more than one year at the effective time of the Merger; and

                (iv) none of Parent, Company, or Merger Subsidiary will recognize gain or loss as a result of the Merger.

        The preceding are the material U.S. federal income tax consequences of the Merger. However, our opinion does not address U.S. federal income tax consequences that may vary with, or are contingent upon, a shareholder's individual

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Chevron Corporation
August 9, 2001
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circumstances. In addition, our opinion does not address any non-income tax or any foreign, state, or local tax consequences of the Merger.

        This opinion expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

        This opinion is being provided to you solely in connection with the Registration Statement and may not be relied upon, circulated, quoted or otherwise referred to for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "THE MERGER - Material Federal Income Tax Consequences of the Merger" and "LEGAL MATTERS" in the Proxy Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder, or that this consent is required by Section 7 of the Securities Act of 1933, as amended.


                                            Very truly yours,



                                            /s/ McDermott, Will & Emery